UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016 root9B Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

102 N. Cascade Avenue, Suite 220 Colorado Springs, CO	80919
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 889 1137

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 15, 2016, Greenhouse Holdings, Inc. (the “Seller”), a Nevada corporation and wholly-owned subsidiary of root9B Holdings, Inc., a Delaware corporation (the “Company”) and Control Engineering, Inc., a Delaware corporation and wholly-owned subsidiary of the Seller (“CEI”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Carlos Carrillo, the Senior Vice President of Engineering and Operations of CEI (the “Purchaser”), pursuant to which, among other things, the Seller agreed to sell all of the issued and outstanding shares of CEI to the Purchaser (the “Transaction”) for a purchase price equal to the amount of all accounts receivable of CEI outstanding on the Closing Date, less (i) the amount of certain accounts receivable of CEI outstanding on the Closing Date that are identified as “Bad Debt”, (ii) the amount of all accounts payable of CEI outstanding on the Closing Date, and (iii) $60,000 (the “Purchase Price”). In the event that the Purchase Price is positive, the Purchase Price will be payable by the Purchaser to the Seller in exchange for a promissory note (the “Note”), which will be guaranteed by CEI and secured by all of its assets. In the event the Purchase Price is negative, the Seller will be obligated to pay the absolute value of the Purchase Price as follows (a) to the Purchaser, up to $60,000 in cash or immediately available funds no later than January 31, 2017, and, (b) to the existing creditors of CEI, the amount, if any, in excess of $60,000. The Transaction is expected to close on December 31, 2016 (the “Closing Date”). After the Closing Date, CEI will no longer be an indirect, wholly-owned subsidiary of the Company.

The Purchase Agreement contains certain limited representations, warranties, and indemnification provisions of the parties. Until the Closing Date, the Purchaser, in his capacity as an officer of CEI, has agreed, subject to certain exceptions, to conduct the CEI business in the ordinary course.

The consummation of the Transaction is subject to certain specified closing conditions, including (i) if the Purchase Price is positive, the issuance of the Note by the Purchaser to the Seller, (ii) if the Purchase Price is positive, the delivery by the Purchaser to the Seller of a continuing guaranty and security agreement, and (iii) the Company obtaining the consent of its secured lenders to the Transaction.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 20, 2016, the Company sent a letter to its stockholders discussing, among other things, the Purchase Agreement, the Company’s transition to a “pure-play” cybersecurity firm, and the listing of the Company’s common stock on the Nasdaq Capital Market. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01    Other Events.

 On December 20, 2016, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: December 20, 2016	By:	s/ Dan Wachtler
Dan Wachtler
President & Chief Operating Officer

Exhibit Index

Exhibit	Description
10.1	Stock Purchase Agreement, dated December 15, 2016, by and among Carlos Carrillo, Control Engineering, Inc., and Greenhouse Holdings, Inc.
99.1	Stockholder Letter dated December 20, 2016.
99.2	Press Release dated December 20, 2016.